Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-113224, 333-51524, and 333-175723 on Form S-8 and in Registration Statement No. 333-129860 on Form S-3 of our report dated March 20, 2013, relating to the consolidated financial statements of Pacific Financial Corporation and subsidiary appearing in this Annual Report on Form 10-K of Pacific Financial Corporation and subsidiary for the year ended December 31, 2012.

March 20, 2013